SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



                                    April 2, 1996
                          (Date of earliest event reported)


                              Home Federal Corporation
                (Exact name of registrant as specified in its charter)


Maryland                            0-16463                   52-1636831
(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)


122-128 West Washington Street, Hagerstown, Maryland                  21740
(Address of principal executive offices)                          (Zip Code)


                                      (301) 733-6300
                  (Registrant's telephone number, including area code)


                                      Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events.

     On April 2, 1996, Home Federal Corporation, Hagerstown, Maryland, a Maryland corporation and savings and loan holding company ("HFC") announced that it entered into a Plan and Agreement to Merge ("Acquisition Agreement") with F&M Bancorp, Frederick, Maryland, a Maryland corporation and bank holding company ("F&M"), which provides for the acquisition of HFC by F&M.

     Under the terms of the Acquisition Agreement, HFC will merge with and into F&M (the "Merger"), with F&M to be the surviving corporation. Pursuant to the Acquisition Agreement, upon the effective date of the Merger ("Effective Date"), each outstanding share of common stock of HFC, par value $1.00 per share ("HFC Stock"), will be converted into the right to receive shares of common stock, par value $5.00 per share, of F&M ("F&M Stock"), in an amount equal to 165% of HFC's book value (calculated as specified in the Acquisition Agreement) as determined as of the end of the month immediately prior to the Effective Date (the "Calculation Date"). The number of shares of F&M Stock to be received will be based on the arithmetic average of F&M Stock closing prices reported for the twenty (20) consecutive days preceding the Calculation Date (the "Average Market Value"), subject to certain adjustments. If the Average Market Value of F&M Stock is greater than 1.9 times the book value per share of F&M as of the Calculation Date, the number of shares of F&M Stock to be received by HFC stockholders shall be based on a F&M Stock price equal to 1.9 times the book value per share of F&M as of such Calculation Date.

     In connection with the execution of the Acquisition Agreement, HFC entered into a Stock Option Agreement with F&M pursuant to which it granted F&M an option to acquire, upon the occurrence of certain events defined in the Stock Option Agreement ("Purchase Events"), up to an aggregate of 501,282 authorized but unissued shares of HFC Stock (the "Option") (or 19.9% of the shares outstanding) at a price of $8.25 per share. The provisions of the Stock Option Agreement concerning the Option will terminate upon consummation of the Merger or upon termination of the Acquisition Agreement; however, if such termination occurs as a result of a willful breach by HFC of the Acquisition Agreement or failure of HFC's stockholders to approve the Acquisition Agreement, then the Option shall terminate 12 months after termination of the Acquisition Agreement. The Option is intended to increase the likelihood that the Merger will be consummated by making it more difficult and expensive for a third party to acquire control of HFC.

     The Merger is subject to the satisfaction of various conditions, including, among other conditions: the receipt of the requisite vote of stockholders of each of HFC and F&M approving the Acquisition Agreement and the transactions contemplated thereby; the receipt of all necessary Acquisition Agreement and the transactions contemplated thereby; that a registration statement with respect to the F&M Stock to be issued in the Merger shall have been declared effective by the Securities and Exchange Commission; that HFC shall have received a written opinion from Charles Webb & Company, dated the date of HFC's proxy statement to the effect that the consideration to be received by HFC stockholders in the acquisition is fair to the stockholders of HFC from a financial point of view; that all representations, warranties and covenants of each of the parties shall remain true in all material respects as of the Effective Date; that there shall not have been any materially adverse change in the financial condition, results of operations, assets, liabilities or business of HFC and its subsidiaries, taken as a whole, from December 31, 1995 to the Effective Date; that no materially adverse action, proceeding, court order or regulatory requirement imposed on either party with respect to the transactions contemplated by the Acquisition Agreement; that no more than 8% of HFC's stockholders shall have taken steps to perfect their dissenter's rights under Maryland law; that F&M's accountants provide a letter at the Effective Date that the transaction qualifies for pooling-of-interests accounting treatment; that F&M Bank shall have received an opinion of its counsel to the effect that the transaction shall constitute a tax-free reorganization, resulting in no tax consequences to the parties to the Acquisition Agreement nor to HFC stockholders; and standard opinions from each company's counsel.

     In the event the Merger is not effected on or before December 31, 1996, the Acquisition Agreement may be terminated by HFC or F&M unless extended by mutual agreement of the parties. In addition, the Acquisition Agreement may be terminated by either party in the event of: (i) failure of either party to obtain the approval of its stockholders; (ii) a material breach of any representation, warranty or covenant which is not cured following a notice period; or (iii) the Average Market Value of F&M Stock calculated as of the Calculation Date being less than 1.6 times the book value of F&M Stock as of such date; provided that if F&M elects and HFC agrees, the parties could agree to proceed with the transactions contemplated by the Acquisition Agreement using an Average Market Value of F&M Stock equal to 1.6 times its book value per share as of such date. The Acquisition Agreement may also be terminated by F&M if the transaction is approved with any conditions or requirements which materially and adversely affect either party or, in F&M's opinion, materially and adversely affect the economic or business benefits anticipated by F&M such that they would not have entered into the transaction had such conditions or requirements been known at the start of the transaction.

     Following consummation of the Merger, HFC's wholly-owned subsidiary, Home Federal Savings Bank ("Home Federal") will be operated as a separate wholly-owned subsidiary of F&M and the operations of Home Federal will continue in substantially the same manner as presently conducted, with such changes as may be deemed appropriate by management following the Merger. As of the Effective Date, two persons will be elected to the F&M Board of Directors to serve until the next annual meeting of stockholders and F&M will appoint two persons to Home Federal's Board of Directors. In addition, F&M will enter into employment contracts with the four senior executive officers of Home Federal.

     The Acquisition Agreement is attached hereto as an exhibit and incorporated herein by reference and made a part hereof to the same extent as if set forth herein in full. The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Acquisition Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  No financial statements are required.

     (b)  No pro forma financial information is required.

     (c)  Exhibits.

          99.1 Plan and Agreement to Merge, dated April 2, 1996

          99.2 Stock Option Agreement, dated April 2, 1996

          99.3 Press Release, dated April 2, 1996


                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HOME FEDERAL CORPORATION


Date:    April 9, 1996                 By: /s/ Richard W. Phoebus, Sr.
                                       Richard W. Phoebus, Sr.
                                       President and Chief Executive Officer